UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 23, 2026
Date of Report (Date of earliest event reported)

Bed Bath & Beyond, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-41850	87-0634302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 W. Ascension Way, 3rd Floor
Murray
Utah 84123
(Address of principal executive offices)(Zip Code)

(801) 947-3100
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	BBBY	New York Stock Exchange
Warrants to Purchase Shares of Common Stock	BBBY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On July 23, 2026, Bed Bath & Beyond, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Beyond Home Services, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Purchaser”), F9 Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (“Merger Sub 1”), F9 Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Purchaser (“Merger Sub 2”), F9 Investments, LLC, a Florida limited liability company (“Seller”), F9 Brands, Inc., a Delaware corporation (the “Target”), and, solely for the purposes of Sections 3.6, 3.7, 3.8 and 5.1 of the Merger Agreement, Tom Sullivan, the indirect owner of Seller (“Sullivan”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub 1 will merge with and into the Target (the “First Merger”), immediately followed by the merger of the Target with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving as a wholly owned subsidiary of Purchaser.

Merger Consideration

Upon the closing of the Mergers (the “Closing” and the date on which the Closing occurs, the “Closing Date”), in exchange for all of the outstanding shares of common stock of the Target, Purchaser will issue and deliver (or cause to be issued and delivered) to Seller: (a) $7,000,000 of cash (the “Cash Purchase Price”); (b) a number of shares of common stock, $0.0001 par value per share, of the Company (the “Merger Shares”) equal to 18,100,000 minus (A) an amount of Merger Shares purchased by certain persons entitled to cash payments under the Target’s employee incentive programs divided by (B) 6.95 (the “Equity Purchase Price”); (c) certain parcels of real estate owned by the Company, consisting of two manufacturing facilities in Sweden and one manufacturing facility in Poland (the “Transferred Real Estate”); (d) a promissory note, in an aggregate principal amount of $4,600,000, repayable by Purchaser within 90 days of Closing and guaranteed by the Company (the “Promissory Note”); and (e) contingent earnout consideration in an aggregate cash amount of $12,500,00 (the “Earnout Consideration” and, together with the Cash Purchase Price, the Equity Purchase Price, the Transferred Real Estate and the Promissory Note, the “Merger Consideration”), payable upon the Target’s operating subsidiaries achieving at least $20,000,000 of trailing twelve-month EBITDA at the end of any fiscal quarter beginning with the quarter ending September 30, 2026 through the quarter ending December 31, 2031. If earned, the Earnout Consideration will be paid in cash to Seller and, without further direction from Seller, distributed to certain Target employees, subject to continued employment with Purchaser and its affiliates through the applicable payment date.

Conditions to Merger

The obligation of Purchaser, the Company and Seller to consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver of a number of customary conditions, including: (i) the absence of laws or orders restraining the consummation of the Mergers, (ii) the absence of any pending or threatened in writing proceeding that would reasonably be expected to materially impair the consummation of the Mergers, (iii) the absence of any Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement, (iv) delivery by Seller, the Company, Purchaser, Merger Sub 1 and Merger Sub 2 of customary documents and deliveries, (v) Purchaser’s receipt of a copy of (x) the 2025 audited financial statements, (y) the Q1 2026 unaudited financial statements, and (z) if the Closing does not occur by August 12, 2026, certain unaudited financial statements as of and for the three- and six-month periods ended June 30, 2026, and (vi) the representations and warranties of the parties being true and correct in all material respects, subject to the materiality standards contained in the Merger Agreement, and the parties having complied in all material respects with their respective obligations under the Merger Agreement.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties given by Seller, the Company, Purchaser, Merger Sub 1 and Merger Sub 2. Seller has also made customary covenants in the Merger Agreement, including covenants relating to (i) the conduct of the Target’s business prior to the Closing and (ii) the non-solicitation, non-initiation or non-encouragement of alternative acquisition proposals of the Target.  In addition, both Seller and Sullivan have agreed to certain post-Closing non-competition and non-solicitation covenants and post-Closing restrictions on the use of the Target’s intellectual property rights.

Termination

The Merger Agreement contains customary mutual termination rights for Seller and Purchaser, including (i) at the election of either party on or after October 31, 2026; provided, however, that if the failure of one party to perform or comply with its obligations under the Merger Agreement was the principal cause of a failure of the closing condition that was the primary cause of the Closing not being consummated, the right to terminate is not available to such party, (ii) by mutual written consent of Seller and Purchaser or (iii) if the other party breaches its representations, warranties or covenants under the Merger Agreement in a way that would result in a failure of one or more of its closing conditions being satisfied (subject to certain procedures and cure periods).

Additional Information

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about Seller, Purchaser or the Company. The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Registration Rights and Lock-up Agreement

Pursuant to the Merger Agreement, in connection with the Closing, the Company and Seller will enter into a registration rights and lock-up agreement (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company (i) to file with the Securities and Exchange Commission (the “SEC”) as promptly as reasonably practicable, but no later than the 90th day following the Closing Date, a shelf registration statement (the “Resale Shelf S-3”) covering the resale of the Merger Shares, (ii) to use its reasonable best efforts to cause the Resale Shelf S-3 to be declared effective by the SEC no later than the earlier of (A) the 30th day following the filing date of the Resale Shelf S-3 (or, in the event the SEC staff notifies the Company that it intends to review the Resale Shelf S-3, the 60th day following the filing date of the Resale Shelf S-3) and (B) five business days after the Company is notified that the Resale Shelf S-3 will not be reviewed by the SEC staff or is not subject to further review by the SEC staff, and (iii) to use its reasonable best efforts to keep the Resale Shelf S-3 continuously effective for a certain effectiveness period. The Registration Rights Agreement also grants Seller customary piggyback registration rights and the right, subject to specified conditions, to effect underwritten shelf take-downs. The Company is required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than any underwriting discounts, selling commissions or stock transfer taxes relating to the sale of the Merger Shares.

In addition, pursuant to the Registration Rights Agreement, 50% of the Merger Shares being issued to Seller at Closing will be subject to certain transfer restrictions (subject to certain customary exceptions) for a period of 12 months following the Closing Date. For a period of 24 months following the Closing Date, Seller and its affiliates have also agreed to certain “standstill” restrictions, which prohibit Seller and its affiliates from, directly or indirectly: (i) acquiring any material assets, businesses or securities of the Company, (ii) publicly or privately offering to enter into, or publicly or privately proposing, any merger, business combination, recapitalization, restructuring or other similar transaction with the Company or any of its subsidiaries, (iii) initiating any stockholder proposal or convening a meeting of stockholders of the Company, or (iv) soliciting proxies with respect to any matter, or otherwise seeking to influence, advise or direct the vote of the stockholders of the Company.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Registration Rights Agreement, a copy of which is attached as Exhibit A to the Merger Agreement (filed as Exhibit 2.1 to this Current Report) and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report with respect to the issuance of the Merger Shares pursuant to the Merger Agreement is incorporated herein by reference. The Merger Shares that will be issued in connection with the Mergers will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
2.1*
Agreement and Plan of Merger, dated as of July 23, 2026, by and among Bed Bath & Beyond, Inc., Beyond Home Services, LLC, F9 Merger Sub 1, Inc., F9 Merger Sub 2, LLC, F9 Brands, Inc., F9 Investments, LLC and, solely for the purposes of Sections 3.6, 3.7, 3.8 and 5.1 thereof, Tom Sullivan

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bed Bath & Beyond, Inc.

By:	/s/ Marcus Lemonis
Marcus Lemonis
Chief Executive Officer
Date:	July 27, 2026